Execution Version

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made this 31st day of January 2007 (the “Commencement Date”), between Gui Karyo (“Executive”) and Majesco Entertainment Company (the “Company”), a Delaware corporation.

1.

Employment.

1.1

Nature of Employment. The Company hereby agrees to employ Executive, and Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, as the Company’s Executive Vice President, Operations.  Executive’s employment will be at will, which means that Executive or the Company may terminate Executive’s employment at any time and for any reason, subject to the provisions of this Agreement.  Executive shall devote Executive’s full business time and reasonable best efforts in the performance of the foregoing services, provided that Executive may accept other board memberships or participate in charitable organizations that are not in conflict with Executive’s primary responsibilities and obligations to the Company.

1.2

Reporting. Executive will directly report to the Company’s Interim Chief Executive Officer, Jesse Sutton, and any other subsequent Chief Executive Officer (CEO).   In addition, the Executive will participate in each quarterly Board of Directors’(Board) meeting, and whenever additionally requested by the CEO or the Board, to present and discuss an operational assessment outlining overall performance, risks and opportunities.

1.3

Job Description. The Responsibilities and Authorities of the Executive Vice President, Operations are generally outlined, but not restricted to those listed in Schedule A of this agreement.

1.4

Location & Telecommuting. The Edison, NJ office will be the principle location where the Executive will perform his duties, but the Executive will be allowed to work one day a week from home at his discretion.

2.

Compensation and Benefits.

2.1

Salary.  The Company shall pay Executive a base salary of $250,000 per year, payable in accordance with the Company’s customary payroll practices (the “Base Salary”).  The Base Salary thereafter shall be subject to annual review and adjustment as determined by the Company in its discretion on the anniversary of the Commencement Date each year.

2.2

Annual Incentive.  Executive will be eligible to receive an annual cash bonus in an amount up to 50% of Executive’s Base Salary based on Executive’s achievement of the objectives set forth as part of the Company’s bonus plan for executives.  In addition,

Executive shall be entitled to participate in the Company’s Long-Term Incentive Plan (“LTIP”).  It is expected that such grants will (i) be in the form of restricted shares and/or stock options, and (ii) have a minimum annual aggregate grant value approximately worth 65% of Executive’s Base Salary (except that Executive agrees that in the event the Company reduces such grants generally for Executives given business circumstances, Executive agrees that his grant may be so reduced provided the reduction is applied to senior executives of the Company in general).

2.3

Long-Term Incentives.  On the Commencement Date, the Company shall award Executive 300,000 shares of restricted stock (the “Restricted Stock”) which restrictions  shall lapse as to 100,000 share increments on the first anniversary of the Commencement Date and the two anniversaries thereafter, provided Executive continues to be employed by the Company on such dates.  All stock and options shall be governed by the Company’s applicable stock plans in effect on the date of grant.

2.4

Fringe Benefits.  Effective on the 91st day after the Commencement Date, Executive shall be entitled to participate in all benefit programs that the Company establishes and makes available to its executive employees, if any, to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate, including, but not limited to, health care plans, life insurance plans, disability insurance, retirement plans, and all other benefit plans from time to time in effect.  Executive shall also be entitled to take three (3) weeks of fully paid vacation in accordance with Company policy.

2.5

Reimbursement of Certain Expenses.  Executive shall be reimbursed for such reasonable business expenses as Executive documents in writing to the Company on a regular basis and in accordance with Company policy.

3.

Termination of Employment.  Executive’s employment shall terminate upon the occurrence of any of the following:

3.1

Termination for Cause.  At the election of the Company, for Cause upon written notice by the Company to Executive.  For the purposes of this Section, “Cause” for termination shall be deemed to exist upon the occurrence of any of the following:

(a)

a good faith finding by the Company that Executive has engaged in dishonesty, gross negligence or misconduct that is materially injurious to the Company which, if curable, has not been cured by Executive within 10 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such conduct;

(b)

Executive’s conviction or entry of nolo contendere to any felony or crime involving moral turpitude, fraud or embezzlement of Company property; or

(c)

Executive’s material breach of this Agreement or the Employee Confidentiality and Non-Disclosure Agreement, which, if curable, has not been cured by Executive within 10 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such breach.

3.2

Voluntary Termination by the Company or for Good Reason.  At the election of the Company, without Cause, at any time upon 30 days prior written notice by the Company to Executive or by Executive for Good Reason (as defined below).

3.3

Death or Disability.  Thirty days after the death or determination of disability of Executive.  As used in this Agreement, the determination of “disability” shall occur when Executive, due to a physical or mental disability, for a period of 60 consecutive days, or 90 days in the aggregate whether or not consecutive, during any 360-day period, is unable to perform the services contemplated under this Agreement.  A determination of disability shall be made by a physician satisfactory to both Executive and the Company, provided that if Executive and the Company do not agree on a physician, Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

3.4

Voluntary Termination by Executive.  At the election of Executive upon not less than 30 days prior written notice by him to the Company.

4.

Effect of Termination.

4.1

Termination for Cause, at the Election of Executive, or upon Death.  In the event that Executive’s employment is terminated for Cause, upon Executive’s death, or at the election of Executive, the Company shall have no further obligations under this Agreement other than to pay to Executive the compensation and benefits through the last day of Executive’s actual employment by the Company.   No further restrictions shall lapse as to the Restricted Stock as of the date of each such event.

4.2

Voluntary Termination by the Company, for Disability or for Good Reason.  In the event that Executive’s employment is terminated without Cause, or due to Executive’s disability, or Executive’s resignation for Good Reason, beginning immediately after the date of such termination, the Company shall continue to pay to Executive the annual Base Salary then in effect for twelve (12) months following the date of termination on a regular payroll basis (the “Severance Payment”).  In addition, the Company shall pay Executive in a single lump sum, immediately upon the effective date of the release described herein, payment for accrued but untaken vacation days.  In addition, the Company shall continue its contributions toward Executive’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for twelve months following the date of termination.  Notwithstanding the foregoing, the Company shall not be required to provide any health care, dental, disability or life insurance benefit otherwise receivable by Executive if Executive is actually covered or becomes covered by an equivalent benefit (at the same cost to Executive, if any) from another source.  Any such benefit made available to Executive shall be reported to the Company.   Nothing shall be payable under this provision until after the effective date of a release that Executive executes in favor of the Company that is mutually satisfactory to Executive and the Company.  In the event of a termination pursuant to this Section 4.2, except for a termination for disability, all restrictions on the Restricted Stock shall lapse as of the date of termination.  In the event of a termination for disability, no further restrictions shall lapse as to the Restricted Stock.

4.3

Termination in Event of Change of Control.  In the event that Executive’s employment is terminated without Cause, or due to Executive’s resignation for Good Reason, and such event occurs within twelve (12) months following a Change of Control as such term is defined below, then Executive shall be entitled to receive the Severance Payment in a single lump sum in lieu of the payroll basis described in Section 4.2 above, which payment shall be made on the eighth day following Executive’s execution of a release in favor of the Company.

4.4

Notwithstanding any other provision with respect to the timing of payments under Sections 4.2 or 4.3, if, at the time of the Executive’s termination, the Executive is deemed to be a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code, and any successor statute, regulation and guidance thereto) of the Company, then only to the extent necessary to comply with the requirements of Section 409A of the Code, any payments to which the Executive may become entitled under Section 4.2 which are subject to Section 409A of the Code (and not otherwise exempt from its application) will be withheld until the first business day of the seventh month following the date of termination, at which time the Executive shall be paid an aggregate amount equal to six months of payments otherwise due to the Executive under the terms of Section 4.2 or the full payment as set forth in Section 4.3, as applicable.  After the first business day of the seventh month following the date of termination and continuing each month thereafter, the Executive shall be paid the regular payments otherwise due to the Executive in accordance with the terms of Section 4.2, as thereafter applicable.

4.5

Upon Executive’s termination without Cause or as a result of Executive’s resignation for Good Reason, all restrictions upon the Restricted Stock shall lapse as of the date of termination.

4.6

Definition of Change of Control.  “Change of Control” means the occurrence of any of the following events:

(a)

any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; or

(b)

any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred; provided that a Change of Control shall not include (1) any consolidation or merger effected exclusively to change the domicile of the Company, (2) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or (3) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof; or

(c)

a sale, lease or other disposition of all or substantially all of the assets of the Company.

4.7

Section 409A of the Code. In all respects, the definition of “Change of Control” contained herein shall be interpreted and administered so as to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of United States Treasury (“Treasury”) Notice 2005-1, and any successor statute, regulation and guidance thereto.  If the definition of Change of Control is inconsistent with any of the foregoing, the definition of Change of Control in Treasury Notice 2005-1 and any successor Change of Control definition thereto shall be incorporated into this Agreement by reference.  In the event the Treasury issues additional guidance which requires modification(s) to the definition of Change of Control to comply with the requirements of Section 409A of the Code and the Treasury guidance issued pursuant to the same or Section 409A of the Code is modified, the Executive and Company shall amend this Agreement by way of mutual agreement to comply with the same.

4.8

As used in this Agreement, “Good Reason” means, without Executive’s written consent,

(a)

the assignment to Executive of duties inconsistent in any material respect with Executive’s position, authority or responsibilities as described in Schedule A; or

(b)

the reassignment or reduction of duties resulting in a material change with respect to the Executive’s position, authority or responsibilities described in Schedule A; or

(c)

a change by the Company in the location at which Executive performs Executive’s principal duties for the Company to a new location that is more than 65 miles from the Executives’ residence immediately prior to the date on which such change occurs; or

(d)

a reduction in Executive’s Base Salary or Annual Incentive Opportunity without Executive’s written consent; or

(e)

an organizational or procedural change that would resulting in the Executive not substantively reporting to the CEO or regularly presenting operational reports to the Board; or

(f)

any act that interferes with Executive's ability to evaluate, discipline or terminate any individual directly reporting to Executive, provided that this good reason trigger shall not apply to any employment action that is advised by the Company's in house or outside counsel.  Notwithstanding the occurrence of any of events enumerated in this paragraph, an event shall not be deemed to constitute Good Reason if, within 30 days after the giving by Executive of notice of the occurrence or existence of an event that Executive believes constitutes Good Reason, the Company has fully corrected such event.

4.9

Limitation on Benefits.

(a)

It is the intention of Executive and the Company that no payments made or benefits provided by the Company to or for the benefit of Executive under this Agreement or any other agreement or plan pursuant to which Executive is entitled to receive payments or benefits shall be non-deductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the “Excise Tax”), relating to golden parachute payments.

(b)

If any payment, award, benefit or distribution by the Company to or for the benefit of Executive would be subject to the Excise Tax or any corresponding provisions of state or local tax laws as a result of payment to Executive, or any interest or penalties are incurred by Executive with respect to such Excise Tax, then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

5.

Entire Agreement.  This Agreement, together with the Employee Confidentiality and Nondisclosure Agreement executed simultaneously herewith, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter of this Agreement.

6.

Dispute Resolution and Jury Waiver.  In the event of a dispute arising out of or relating to this Agreement, Executive and the Company agree first to utilize the mediation procedures with the JAMS/Endispute organization, as to which each party shall bear equal costs.  In the event the JAMS/Endispute mediation procedure is unsuccessful, an action may be commenced in Court, which action shall be filed in a state or federal court in the State of New Jersey.  Executive and the Company agree to waive trial by jury with respect to any claims arising out of or relating to this Agreement or Executive’s employment by the Company.

7.

Amendment.  This Agreement may be amended or modified only by a written instrument executed by both the Company and Executive.

8.

Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws thereunder.

9.

Notices.  Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by U.S. registered or certified mail (return receipt requested), or sent via facsimile (with receipt of confirmation of complete transmission) to the party at the party’s last known address or facsimile number or at such other address or facsimile number as the party may have previously specified by like notice. If by mail, delivery shall be deemed effective 3 business days after mailing in accordance with this Section.

10.

Successors and Assigns.

10.1

Assumption by Successors.  The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise and whether or not after a Change of Control) to all or substantially all of the business or assets of the Company to assume in writing prior to such succession and to agree to perform its obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  Successions by virtue of the sale of stock shall be governed by operation of law.

10.2

Successor Benefits.  This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of Executive are personal and shall not be assigned by him.

11.

Miscellaneous.

11.1

No Waiver.  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

11.2

Severability.  In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

11.3

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

/s/ Gui Karyo
EXECUTIVE

MAJESCO ENTERTAINMENT COMPANY

By:	/s/ Jesse Sutton
Name: Jesse Sutton
Title: Interim CEO

Schedule A

Position, Responsibility & Authority

-

Position: Executive Vice-President, Operations

-

Authority:

o

Direct Reporting from and management of Sales, Marketing, Logistics, all Research and Development, inclusive of activities such as QA and content acquisition, all technical projects and initiatives except those specific responsibilities reserved to the CTO, and any additional operations brought into the company through M&A activities that are not run specifically as entirely separate subsidiary.

o

Resource allocation discretion over initiatives and activities that would fall under the auspices of the CTO role

-

Responsibilities:

o

Work with senior management to develop operational vision and strategies that the EVP, Operations subsequently translates into executable goals for the management team.

o

Manage operational aspects of the company

o

Develops, with each department, business planning tools including budgets, product plans, marketing plans, and key milestones and metrics for each.

o

Reviews analysis of activities, costs, operations, and forecast data to determine department progress toward stated goals and objectives.

o

Confers with other executives to review achievements and discuss required modifications of goals or objectives resulting from current status and conditions.

o

Provide day-to-day leadership and management for the organization which mirrors the mission and core values of the company.

o

Guide the product and operational innovation process.

o

Lead the management team in developing and implementing plans for the operational infrastructure of systems, processes, and personnel designed to accommodate the objectives of the organization.

o

Attract, recruit and retain required staff and management; lead management career development program.

o

Assist, as required, in raising additional capital at appropriate valuations to enable the Company to meet sales, growth, and market share objectives.

o

Foster a success-oriented, accountable environment within the company.

o

Represent the company with clients, investors, and business partners.